EXHIBIT 99.6

CONSENT OF PROSPECTIVE DIRECTOR

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, in connection with the Registration Statement on Form S-4 (the “Registration Statement”) of Pinnacle Financial Partners, Inc. (“Pinnacle”) relating to the transactions contemplated by the Agreement and Plan of Merger, dated as of January 22, 2017, by and among Pinnacle, BNC Bancorp (“BNC”), and Blue Merger Sub, Inc. (“Merger Sub”), pursuant to which Merger Sub will merge with and into BNC (the “Merger”) and BNC will, as soon as reasonably practicable following the Merger and as part of a single integrated transaction, merge with and into Pinnacle (the “Second Step Merger” and, together with the Merger, the “Mergers”)), the undersigned hereby consents to being named in the Registration Statement and all amendments thereto as a person who is to become a director of Pinnacle upon consummation of the Merger, and to the filing of this consent as an exhibit to the Registration Statement.

/s/ Richard D. Callicutt II
Richard D. Callicutt II

March 9, 2017